TERM SHEET ON PROPOSED ACQUISITION OF HWH WORLD INC

This term sheet sets out the legally-binding terms for transactions between the following parties.

PARTIES	1) Alset International Limited, a company listed on the Singapore Stock Exchange and having its office at 7 Temasek Boulevard #29-01B Suntec Tower One, Singapore 038987 (**"Alset"**); and 2) Document Security Systems Inc. ("DSS"), a New York Exchange-listed corporation registered as Company No. 20948 and having its office at 200 Canal View Blvd, Suite 300 Rochester, NY14623; and
BACKGROUND	1) As at the date of signing of this Term Sheet, Health Wealth Happiness Pte Ltd (**"HWH"**), a company registered as Company No. 201412737N in the Singapore is a 100% owned subsidiary of Alset. 2) HWH World Inc., a South Korea Corporation registered in Korea (**"HWH World"**) is a directly 100% wholly owned subsidiary of HWH.
TRANSACTION OVERVIEW	1) DSS, either by on its own or through one of its subsidiaries, is desirous of purchasing from HWH the entire shareholdings in HWH World. 2) The total consideration shall be the lesser of (i) US$14.8 million and (ii) a valuation report prepared by an independent third-party ("Purchase Price").
PAYMENT TERMS	DSS shall have the option to pay the Purchase Price upon Completion of this Transaction by either of the following: 1. Full cash payment of the Purchase Price; **OR** 2. DSS shall issue shares of common stock to Alset, an aggregate number of shares of common stock of DSS equivalent to the value of the Purchase Price. The number of DSS shares to be issued will be based on the average of the last 5 days' closing price per share of DSS upon signing of this Term Sheet

BINDING EFFECT	Subject to the U.S. Securities Laws, the rules of the respective stock exchanges, and the applicable state and local laws and regulations, conditioned upon DSS' satisfaction of its review of the due diligence investigation, this Term Sheet shall be legally binding and shall also be legally enforceable in accordance with its terms in any court of competent jurisdiction.
DEFINITIVE AGREEMENT	This Term Sheet shall be superseded by a definitive share exchange agreement ("Definitive Share Exchange Agreement") entered into for this transaction as soon as practical and in any event, within 3 months or such extension as mutually agreed in writing by all Parties from the date of signing of this Term Sheet.
SPECIAL CONDITION	Subject to both parties having obtained approvals from their respective boards of directors and shareholders of DSS and Alset in general meetings for the transactions contemplated herein if required, due diligence of DSS and DSS' acceptance of the independent third-party valuation report on this Transaction.
TERMINATION PERIOD	This Term Sheet will automatically terminate and be of no further force and effect upon the earlier of (i) six months from the signing of this Term Sheet; (ii) with mutual agreement of the Parties; or (iii) upon the parties' execution of the Definitive Agreement.
COUNTERPARTS	This Term Sheet and any amendments, if any, may be executed in counterparts (including by facsimile), each of which shall be an original with the same effect as if the signatures thereto and hereto were part of the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.
CONFIDENTIALITY	Save for any disclosure made to any regulatory body (including the Stock Exchanges in the United States or Singapore), each party shall keep strictly confidential the negotiations relating to this transaction, the existence of this transaction and the contents of this Term Sheet and shall not disclose the name to any other person without the prior written consent of the other party.
COMPLETION	Completion shall take place within six (6) months or any date as mutually agreed by all parties from the date of signing this Term Sheet.

COSTS AND EXPENSES	Each Party shall be responsible for its respective costs and expenses in relation to the preparation of this Term Sheet and the Definition Agreement and any transactions contemplated thereunder.
GOVERNING LAW AND DISPUTE RESOLUTION	Laws of the State of New York shall be the governing law of this term sheet and the Parties hereby agree to subject themselves to the federal and state courts in the County of New York, State of New York.

We hereby accept and agree to be bound by the above terms and conditions:

Date: 6 January 2021

SIGNED BY:

Name: Lim Sheng Hon, Danny
For and on behalf of
ALSET INTERNATIONAL LIMITED

SIGNED BY:

Name: FRANK D. HEUSZEL
For and one behalf of
DOCUMENT SECURITY SYSTEMS INC.

SIGNED BY:

Name: Ang Hay Kim
For and on behalf of
HEALTH WEATH HAPPINESS PTE LTD

SIGNED BY:

Name: Chan Heng Fai
For and on behalf of
HWH WORLD INC.